UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     ☐

Filed by a Party other than the Registrant     ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCEAN POWER TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

PARAGON TECHNOLOGIES, INC.

HESHAM M. GAD

SHAWN M. HARPEN

JACK H. JACOBS

SAMUEL S. WEISER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On December 28, 2023, Paragon Technologies, Inc. issued a statement relating to Ocean Power Technologies, Inc., a copy of which is set forth below:

Paragon Reminds OPT Shareholders to ONLY Vote Blue Proxy and Send Message to OPT Board that Change is Needed

EASTON, PA – December 28, 2023

Paragon Technologies, Inc. (“Paragon”), a diversified holding company, and the largest shareholder of Ocean Power Technologies, Inc. (NYSE American: OPTT), (“Company”) (“OPT”), would like to thank shareholders for their overwhelming support so far.

We also want to remind shareholders to ONLY VOTE the BLUE proxy card that is being mailed to them and disregard the WHITE proxy card mailed by the Ocean Power Technologies.

OPT wants shareholders to believe it will not count any votes for Paragon’s nominees. However, Paragon reminds OPT shareholders that your vote matters and that, ultimately, the Delaware Courts will determine the election results. If you want to send a clear message to the company that change is needed, VOTE the BLUE Proxy Card and let the Delaware Courts determine whether your vote counts.

A vote on the White proxy card only perpetuates the continued destruction of shareholder value being supported by OPT’s current board members.

DISREGARD ANY WHITE PROXY YOU RECEIVE FROM OPT.

While shareholders have lost tremendous amounts of value, the Board and CEO have benefited significantly with bonuses and increasing compensation.

Unable to defend their disastrous track record, the OPT Board has resorted to spending millions of shareholder capital to do anything they can to DENY SHAREHOLDERS – the rightful owners of the Company – from being able to vote on the qualified board candidates of their choice.

The Board knows they cannot win fairly, so they rigged the rules of the game to prevent ALL shareholders from effectuating any change. Shareholders can send a direct message that the current Board and CEO are no longer acting in the best interest of shareholders by ONLY VOTING THE BLUE PROXY CARD.

Your vote matters and it will not be up to OPT to determine if your vote counts or not.

Please email us at ir@pgntgroup.com with any questions about how to vote your BLUE proxy card.

We appreciate the support from shareholders thus far. If shareholders have any questions, please contact our Proxy Solicitor, Alliance Advisors at:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Toll-Free Phone: 855-200-8651

Email: OPTT@allianceadvisors.com

OPT has said that it will disregard proxy votes in favor of Paragon’s director nominees. Whether OPT may lawfully disregard Paragon’s director nominees is an issue that Paragon expects will be resolved by the Delaware courts.

By voting on Paragon’s BLUE universal proxy card, you can send a message to OPT that you do not support their actions in relation to the Annual Meeting and attempting to block the recognition of Paragon’s nominees.

Stockholders should review the section of Paragon’s proxy statement titled “Questions And Answers Relating To This Proxy Solicitation--Why is OPT saying it will disregard Paragon’s director nominations, and how does that impact proxies that stockholders provide to Paragon?”

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Paragon Technologies, Inc., together with the other participants named herein, has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying proxy card soliciting votes for the election of director nominees at the 2023 annual meeting of shareholders of Ocean Power Technologies, Inc., a Delaware corporation (the “company”).

Paragon Technologies, Inc. is the beneficial owner of 2,724,970 shares of common stock of the company, par value $0.001 per share (“common stock”).

Paragon Technologies, Inc., and Paragon’s director nominees Hesham M. Gad, Shawn M. Harpen, Jack H. Jacobs, and Samuel S. Weiser, are the participants in the proxy solicitation. Mr. Gad, Executive Chairman of Paragon’s Board of Directors and Chief Executive Officer of Paragon, and Messrs. Jacobs and Weiser, directors of Paragon, may be deemed to beneficially own the shares of the company’s common stock held by Paragon. Ms. Harpen does not own beneficially or of record any securities of the company. Updated information regarding the participants and their direct and indirect interests in the solicitation, by security holdings or otherwise, has been and will be included in Paragon’s proxy statement and other materials filed with the SEC.

SHAREHOLDERS OF THE COMPANY SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE COMPANY’S ANNUAL MEETING, PARAGON’S SOLICITATION OF PROXIES AND PARAGON’S NOMINEES TO THE BOARD. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM PARAGON TECHNOLOGIES, INC. REQUESTS FOR COPIES SHOULD BE DIRECTED TO PARAGON’S PROXY SOLICITOR.